UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2024

Renalytix plc

(Exact name of registrant as specified in its Charter)

England and Wales	001-39387	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Finsgate 5-7 Cranwood Street London EC1V 9EE United Kingdom
(Address of principal executive offices) (Zip Code)

+44 20 3139 2910
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value £0.0025 per ordinary share	n/a	The Nasdaq Stock Market LLC*
American Depositary Shares, each representing two ordinary shares, nominal value £0.0025 per ordinary share	RNLX	The Nasdaq Stock Market LLC

* Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 28, 2024, Renalytix plc (the “Company”) entered into a second amendment and restatement agreement (“Bond Agreement Amendment”) with CVI Investments, Inc. ("CVI"), which amended the terms of the Company’s existing bond agreement, dated March 31, 2022, with CVI (as amended by the amendment and restatement agreement, dated April 5, 2022, the “Original Bond Agreement”).

The Bond Agreement Amendment amends the Original Bond Agreement to, among other things:

•
implement a beneficial ownership limitation whereby each bondholder, together with its affiliates, must not at any time own or acquire the beneficial ownership of more than 9.99% of the issued and outstanding ordinary shares of the Company;
•
adjust the bondholder’s’ maximum trading volume by removing a cap on the number of American Depositary Shares (“ADSs”) that can be sold each day and reduces the length of certain non-trading periods applicable to the bondholders;
•
reduce certain market price observation periods to 5 days and 3 days (rather than 10 days and 5 days);
•
grant the holders of more than 50% of the principal amount of the bonds issued thereunder and then-outstanding (the “Majority Bondholders”) the right to defer the amortization payment scheduled for 7 April 2024 (the “April 2024 Amortized Payment Amount”) in addition to the deferrals already permitted as well as the right to accelerate the April 2024 Amortized Payment Amount if previously deferred in addition to the accelerations already permitted; and
•
in addition to the existing right to accelerate the next scheduled amortization payment, provide the Majority Bondholders the ability to accelerate any other future scheduled amortization payment, subject to certain limitations.

The foregoing summary of the Bond Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Exhibit Description
10.1	Bond Amendment Agreement, dated March 28, 2024, by and between Renalytix plc and CVI Investments, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

renalytix plc

Dated: March 29, 2024	By:	/s/ James McCullough
James McCullough Chief Executive Officer